   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1996

                                                            Registration No. 33-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         COMPUTER INTEGRATION CORP.
           (Exact name of Registrant as specified in its charter)

            DELAWARE                                          65-0506623
- ---------------------------------                        -------------------
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

           7900 GLADES ROAD, SUITE 440, BOCA RATON, FLORIDA 33434
- -------------------------------------------------------------------------------
             (Address of Principal Executive Offices) (Zip Code)

      COMPUTER INTEGRATION CORP. 1994 STOCK OPTION PLAN, AS AMENDED, AND
- -------------------------------------------------------------------------------
                          1994 EMPLOYEE INCENTIVE PLAN
                            (Full title of the plan)

                               RONALD G. FARRELL
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                           COMPUTER INTEGRATION CORP.
                          7900 GLADES ROAD, SUITE 440
                              BOCA RATON, FLORIDA
                                (407) 482-6678
- -------------------------------------------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)

                                    COPY TO:
                              DONN A. BELOFF, ESQ.
                                HOLLAND & KNIGHT
                     ONE EAST BROWARD BOULEVARD, SUITE 1300
                           FORT LAUDERDALE, FLORIDA 33302
                                 305-525-1000

                                             CALCULATION OF REGISTRATION FEE
============================================================================================================================

   Title of securities          Amount to be           Proposed maximum          Proposed maximum            Amount of regis-
     to be registered          registered (1)      offering price per unit  aggregate offering price (2)      tration fee (2)
- -----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par           1,055,000 shares               $1.80                  $1,899,000                 $654.83
  value $.001
============================================================================================================================

(1) Represents the maximum number of shares that may be acquired pursuant to this Registration Statement pursuant to the Computer Integration Corp. 1994 Stock Option Plan and the 1994 Employee Incentive Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, based on the book value of the Registrant's Common Stock as of March 31, 1996, with respect to shares not yet subject to outstanding options, shares issued pursuant to the 1994 Stock Option Plan and shares issued and issuable pursuant to the 1994 Employee Incentive Plan.


The exhibit index is located on Form S-8 Page 6.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission by Computer Integration Corp., a Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference:

                          (1) The Corporation's Annual Report filed on Form 10-K for the fiscal year ended June 30, 1995.

                          (2) The Corporation's Quarterly Reports on Form 10-Q filed for the periods ending September 30, 1995, December 31, 1995 and March 31, 1996, and on Form 10-Q/A for the period ending March 31, 1996.

                          (3) The Corporation's report on Form 8-K filed with the Commission on July 11, 1995 and amended on September 11, 1995.

                          (4) All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicated that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

                          (5) The description of the Corporation's Common Stock, par value $.001 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12(g) of the Securities Exchange Act of 1934.

                          Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or


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proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 102(b)(7) of the Delaware Law enables a corporation in its certificate of incorporation, or an amendment thereto validly approved by its stockholders, to limit or eliminate the personal liability of the members of its board of directors for violation of the director's fiduciary duty or care.

                 Article 10 of the Registrant's Certificate of Incorporation contains the following provision with respect to the liability of the Registrant's directors to the Registrant:

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

                 The Registrant has obtained directors and officers liability insurance. In addition to covering directors and officers of the Registrant, the insurance also insures the Registrant against amounts paid by it to indemnify directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

         Exhibit Numbers  Description

         4.1(a) Certificate of Designation of Series A, 9% Cumulative Convertible Redeemable Preferred Stock

         4.1(b)           Certificate of Designation of Series B Convertible
                          Preferred Stock

         4.1(c) Certificate of Designation of Series C, 9% Cumulative Convertible Redeemable Preferred Stock

         4.1(d)           1994 Employee Incentive Plan

         4.1(e)           1994 Stock Option Plan; Amendment No. 1
                          to 1994 Stock Option Plan

         5.1              Opinion of Holland and Knight

         23.1             Consent of Ernst & Young LLP

         23.2             Consent of McGladrey & Pullen, LLP

         23.3 Consent of Holland and Knight is included in their opinion filed as Exhibit 5.1 to this Registration Statement.

         24.1             Power of Attorney (included on signature page)


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. [Amended in Release
                 No. 33-7168 (Paragraph 85,420), effective June 7, 1995,
                 60 FR 26604.]


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

                          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          Provided, however, that paragraphs (a)(1)(i) and
                 (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                 Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 16, 1996.

                                        Computer Integration Corp.


                                        By:    s/ Ronald G. Farrell
                                           ---------------------------------
                                               Ronald G. Farrell
                                               President and Chairman of the
                                               Board of Directors




                           GENERAL POWER OF ATTORNEY


                 KNOW ALL MEN BY THESE PRESENTS, each officer and director whose signature appears below, hereby authorizes, constitutes and appoints RONALD G. FARRELL his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement for the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Computer Integration Corp. and any and all post-effective amendments to this Registration Statement, together with any and all exhibits hereto and thereto and other documents required to be filed with respect hereto and thereto and to file the same with the Securities and Exchange Commission and any other regulatory or other authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and incorporate such changes as the said attorney-in-fact deems appropriate.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                 Signature                                   Title                              Date
                 ---------                                   -----                              ----
 /s/ Ronald G. Farrell                              Chairman of the Board, Chief             May 16, 1996
 --------------------------------------             Executive Officer, and
 Ronald G. Farrell                                  Director (Principal Executive
                                                    Officer)


 /s/ John F. Chiste                                 Chief Financial Officer,                 May 16, 1996
 ---------------------------------------            Treasurer, (Principal
 John F. Chiste                                     Financial and Accounting
                                                    Officer)


                                                             Director                        May __, 1996
 -------------------------------------
 Samuel C. McElhaney


                                                             Director                        May __, 1996
 --------------------------------------
 Araldo Cossutta


 /s/ Frank J. Zappala                                        Director                        May 16, 1996
 ---------------------------------------
 Frank Zappala


 /s/ Ronald G. Assaf                                         Director                        May 16, 1996
 -------------------------------------
 Ronald G. Assaf



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                                 EXHIBIT INDEX


                                                                                                                       Sequentially
Exhibit                                                                                                                Numbered
Number           Description                                                                                           Page
- ------           -----------                                                                                           ----
4.1(a)           Certificate of Designation of Series A, 9% Cumulative Convertible Redeemable Preferred Stock . . . .   7

4.1(b)           Certificate of Designation of Series B Convertible Preferred Stock . . . . . . . . . . . . . . . . .  22

4.1(c)           Certificate of Designation of Series C, 9% Cumulative Convertible Redeemable Preferred Stock . . . .  32

4.1(d)           1994 Employee Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

4.1(e)           1994 Stock Option Plan; Amendment No. 1 to 1994 Stock Option Plan  . . . . . . . . . . . . . . . . .  69

5.1              Opinion of Holland & Knight . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

23.1             Consent of Ernst & Young LLP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

23.2             Consent of McGladrey & Pullen, LLP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

23.3             Consent of Holland & Knight is included in its opinion filed as Exhibit 5.1 to this Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

24.1             Power of Attorney (included on signature page)   . . . . . . . . . . . . . . . . . . . . . . . . . .


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